UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                  Proxy Statement Purusant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ]    Preliminary Proxy Statement
[   ]    Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))
[   ]    Definitive Proxy Statement
[ X ]    Definitive Additional Materials
[   ]    Soliciting Material Purusant to ss.240.14a-12

                         PRINCIPAL FINANCIAL GROUP, INC.
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.   Title of each class of securities to which transaction applies:

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2.   Aggregate number of securities to which transaction applies:

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3.   Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4.   Proposed maximum aggregate value of transaction:

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5.   Total fee paid:

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In its proxy  statement  circulated  in  connection  with the annual  meeting of shareholders of Principal Financial Group, Inc. (the "Company") to be held on Tuesday, May 17, 2005, first sent to shareholders on or about March 31, 2005, the Company has asked shareholders to approve two new equity compensation plans. Shareholders are asked to approve the Principal Financial Group, Inc. 2005 Directors Stock Plan (the "2005 Director Plan") to replace the existing
Directors Stock Plan, and the Principal Financial Group, Inc. 2005 Stock Incentive Plan (the "2005 Employee Plan") to replace the existing Stock Incentive Plan. In the proxy statement, the Company noted that if either or both of the 2005 Director Plan and the 2005 Employee Plan are not approved by shareholders, the Company would continue to operate the corresponding existing equity plan in accordance with its terms.

In its proxy statement, the Company stated that upon approval by shareholders of
(1) the 2005 Director Plan, no new grants will be made under the existing Directors Stock Plan and (2) the 2005 Employee Plan, no new grants will be made under the existing Stock Incentive Plan.

The Company understands that some shareholders expressed concerns about the operation of the existing equity compensation plans prior to the shareholders meeting. In particular, these shareholders have inquired (i) about the number of shares of Company common stock remaining available for future issuance under each of our existing equity compensation plans on or near March 18, 2005, the record date of the 2005 annual meeting of shareholders, excluding shares issuable upon exercise of outstanding options or the settlement of outstanding awards, and (ii) whether any of those available shares have been, or may be granted, under the existing plans prior to the date of the annual shareholders meeting.

Excluding shares issuable upon exercise of outstanding options or the settlement of outstanding awards, on April 25, 2005, 10,350,519 shares remained available for award under the existing Directors Stock Plan and Stock Incentive Plan. Except to the extent that awards may be made in connection with the hiring or promotion of Company officers or other unique circumstances that would justify the granting of an award for a select category of individuals, the Company expects that no awards of any type will be made under the Directors Stock Plan or the Stock Incentive Plan on or before the date of the annual meeting.



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